Exhibit 3.3
CERTIFICATE OF FORMATION
OF
TESORO LOGISTICS GP, LLC
     This Certificate of Formation, dated December 3, 2010, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
     1. Name. The name of the Company is:
Tesoro Logistics GP, LLC
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
2711 Centerville Road, Suite 400
Wilmington, Delaware 19801
     The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19801
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Charles S. Parrish Charles S. Parrish
Authorized Person
Signature Page to Certificate of Formation of Tesoro Logistics GP, LLC